SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made as of the 28th day of September, 2007

AMONG:

COMMONCACHE, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at 2300 Palm Beach Lakes Blvd., Suite 218, West Palm Beach, Florida 33409 (“Commoncache”)

AND:

FREECOM, LLC, a limited liability company formed pursuant to the laws of the State of Florida and having an office for business located at c/o Global Roaming Distribution, 18851 NE 29th Avenue, 7th Floor, Aventura, FL 33180 ("FreeCom")

AND:

The shareholders of FreeCom, each of whom are set forth on the signature page of this Agreement (the “FreeCom Interestholders”)

WHEREAS:

A.	The FreeCom Interestholders own all of the presently issued and outstanding membership interests of FreeCom;

B.	Commoncache was incorporated on July 31, 2001 and became an SEC reporting company on September 17, 2002;

C.
The respective Boards of Directors of Commoncache and FreeCom deem it advisable and in the best interests of Commoncache and FreeCom that FreeCom become a wholly-owned subsidiary of Commoncache (the “Acquisition”) pursuant to this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1	In this Agreement the following terms will have the following meanings:

(a)	“Acquisition” means the Acquisition, at the Closing, of FreeCom by Commoncache pursuant to this Agreement;

(b)	“Acquisition Shares” means the 37,000,000 Commoncache Common Shares to be issued to the FreeCom Interestholders at Closing pursuant to the terms of the Acquisition;

(c)	“Agreement” means this share exchange agreement among Commoncache, FreeCom, and the FreeCom Interestholders;

(d)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(e)
“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived, but in any event no later than September 30, 2007;

(f)
“Commoncache Accounts Payable and Liabilities” means all accounts payable and liabilities of Commoncache, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Commoncache pursuant to Commoncache Financial Statements;

(g)	“Commoncache Accounts Receivable” means all accounts receivable and other debts owing to Commoncache, on a consolidated basis, as of June 30, 2007;

(h)
“Commoncache Assets” means the undertaking and all the property and assets of the Commoncache Business of every kind and description wheresoever situated including, without limitation, Commoncache Equipment, Commoncache Inventory, Commoncache Material Contracts, Commoncache Accounts Receivable, Commoncache Cash, Commoncache Intangible Assets and Commoncache Goodwill, and all credit cards, charge cards and banking cards issued to Commoncache;

(i)	“CommoncacheBank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Commoncache relating to the Commoncache Business;

(j)	“CommoncacheBusiness” means all aspects of any business conducted by Commoncache;

(k)	“CommoncacheCash” means all cash on hand or on deposit to the credit of Commoncache on the Closing Date;

(l)	“CommoncacheCommon Shares” means the shares of common stock in the capital of Commoncache;

(m)	“CommoncacheDebt to Related Parties” means the debts owed by Commoncache to any affiliate, director or officer of Commoncache;

(n)	“CommoncacheEquipment” means all machinery, equipment, furniture, and furnishings used in the Commoncache Business;

(o)
“CommoncacheFinancial Statements” means, collectively, the audited consolidated financial statements of Commoncache for the fiscal year ended December 31, 2006, together with the auditors' report thereon, true copies of which are attached as Schedule “A” hereto;

(p)
“CommoncacheGoodwill” means the goodwill of the Commoncache Business including the right to all corporate, operating and trade names associated with the Commoncache Business, or any variations of such names as part of or in connection with the Commoncache Business, all books and records and other information relating to the Commoncache Business, all necessary licenses and authorizations and any other rights used in connection with the Commoncache Business;

(q)	“CommoncacheInsurance Policies” means the public liability insurance and insurance against loss or damage to the Commoncache Assets and the Commoncache Business;

(r)
“CommoncacheIntangible Assets" means all of the intangible assets of Commoncache, including, without limitation, Commoncache Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Commoncache and its subsidiaries;

(s)	“CommoncacheInventory” means all inventory and supplies of the Commoncache Business as of June 30, 2007;

(t)
“CommoncacheMaterial Contracts” means the burden and benefit of and the right, title and interest of Commoncache in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Commoncache or its subsidiaries are entitled whereunder Commoncache are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(u)	“Place of Closing” means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as Commoncache and FreeCom may mutually agree upon;

(v)
“FreeCom Accounts Payable and Liabilities” means all accounts payable and liabilities of FreeCom, due and owing or otherwise constituting a binding obligation of FreeCom (other than a FreeCom Material Contract) as set forth in the FreeCom Financial Statements;

(w)	“FreeCom Accounts Receivable” means all accounts receivable and other debts owing to FreeCom, as set forth in the FreeCom Financial Statements;

(x)
“FreeCom Assets“ means the undertaking and all the property and assets of the FreeCom Business of every kind and description wheresoever situated including, without limitation, FreeCom Equipment, FreeCom Inventory, FreeCom Material Contracts, FreeCom Accounts Receivable, FreeCom Cash, FreeCom Intangible Assets and FreeCom Goodwill, and all credit cards, charge cards and banking cards issued to FreeCom;

(y)	“FreeCom Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of FreeCom or relating to the FreeCom Business;

(z)	“FreeCom Business” means all aspects of the business conducted by FreeCom;

(aa)	“FreeCom Cash” means all cash on hand or on deposit to the credit of FreeCom on the Closing Date;

(bb)
“FreeCom Debt to Related Parties” means the debts owed by FreeCom and its subsidiaries to the FreeCom Interestholders or to any family member thereof, or to any affiliate, director or officer of FreeCom or the FreeCom Interestholders as set forth in the FreeCom Financial Statements;

(cc)	“FreeCom Equipment” means all machinery, equipment, furniture, and furnishings used in the FreeCom Business, including, without limitation, as set forth in the FreeCom Financial Statements;

(dd)	“FreeCom Financial Statements” means collectively, the audited financial statements of FreeCom for the period ended June 30, 2007, a true copy of which is attached as Schedule “B” hereto;

(ee)
“FreeCom Goodwill” means the goodwill of the FreeCom Business together with the exclusive right of Commoncache to represent itself as carrying on the FreeCom Business in succession of FreeCom subject to the terms hereof, and the right to use any words indicating that the FreeCom Business is so carried on including the right to use the name "FreeCom” or “FreeCom International" or any variation thereof as part of the name of or in connection with the FreeCom Business or any part thereof carried on or to be carried on by FreeCom, the right to all corporate, operating and trade names associated with the FreeCom Business, or any variations of such names as part of or in connection with the FreeCom Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the FreeCom Business, all necessary licenses and authorizations and any other rights used in connection with the FreeCom Business;

(ff)
“FreeCom Intangible Assets” means all of the intangible assets of FreeCom, including, without limitation, FreeCom Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of FreeCom and its subsidiaries;

(gg)	“FreeCom Inventory” means all inventory and supplies of the FreeCom Business;

(hh)
“FreeCom Material Contracts” means the burden and benefit of and the right, title and interest of FreeCom in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which FreeCom is entitled in connection with the FreeCom Business whereunder FreeCom is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice;

(ii)
“FreeCom Related Party Debts” means the debts owed by the FreeCom Interestholders or by any family member thereof, or by any affiliate, director or officer of FreeCom or the FreeCom Interestholders, to FreeCom as described in the FreeCom Financial Statements;

(jj)	“FreeCom Membership Interests” means all of the issued and outstanding membership interests of FreeCom;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2
The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3
Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Information concerning Commoncache

Schedule “A”              Commoncache Financial Statements

Information concerning FreeCom

Schedule “B”               FreeCom Financial Statements

Severability of Clauses

1.4
If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE ACQUISITION

Sale of Membership Interests

2.1
The FreeCom Interestholders hereby agree to sell to Commoncache the FreeCom Membership Interests in exchange for the Acquisition Shares on the Closing Date and to transfer to Commoncache on the Closing Date a 100% undivided interest in and to the FreeCom Membership Interests free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

Allocation of Consideration

2.2
The Acquisition Shares shall be allocated to the FreeCom Interestholders on the basis of 370,000 Acquisition Shares for each one percent FreeCom membership interest held by a FreeCom Interestholder as set forth in Schedule 2.2 attached hereto.

Adherence with Applicable Securities Laws

2.2
The FreeCom Interestholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Commoncache;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Commoncache an opinion of counsel to that effect or such other written opinion as may be reasonably required by Commoncache.

The FreeCom Interestholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF COMMONCACHE

Representations and Warranties

3.1
Commoncache hereby represents and warrants in all material respects to FreeCom and the FreeCom Interestholders, with the intent that FreeCom and the FreeCom Interestholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

Commoncache - Corporate Status and Capacity

(a)
Incorporation. Commoncache is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada and in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. Commoncache conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business. Commoncache is duly authorized to carry on such business in the State of Massachusetts.  The nature of the Commoncache Business does not require Commoncache to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Commoncache has the corporate power, capacity and authority to own the Commoncache Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. Commoncache is required to file current reports with the Securities and Exchange Commission pursuant to section 13 of the Securities Exchange Act of 1934.  At present, Commoncache is listed on the Over-the-Counter Bulletin Board under the symbol “CCAH”;

Commoncache - Capitalization

(e)
Authorized Capital. The authorized capital of Commoncache consists of 100,000,000 Commoncache Common Shares, $0.001 par value and 10,000,000 shares of preferred stock, of which 25,682,700 Commoncache Common Shares, are presently issued and outstanding;

(f)
No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Commoncache Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Commoncache;

Commoncache - Records and Financial Statements

(g)	Charter Documents. The charter documents of Commoncache and its subsidiaries have not been altered since the incorporation of each, respectively, except as filed in the record books of Commoncache;

(h)
Corporate Minute Books. The corporate minute books of Commoncache and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Commoncache which required director or shareholder approval are reflected on the corporate minute books of Commoncache and its subsidiaries. Commoncache is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

(i)
Commoncache Financial Statements. The Commoncache Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Commoncache, and the sales and earnings of the Commoncache Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)
Commoncache Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Commoncache which are not reflected in the Commoncache Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Commoncache Financial Statements, and Commoncache has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation.

(k)
Commoncache Accounts Receivable. All the Commoncache Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Commoncache, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Commoncache as of June 30, 2007, are described in Schedule “A” hereto;

(l)
No Debt to Related Parties. Commoncache will not, and on the Closing will not be, indebted to any affiliate, director, officer or any other party (including unrelated parties) of Commoncache except accounts payable on account of bona fide business transactions of Commoncache incurred in normal course of the Commoncache Business, including employment agreements, none of which are more than 30 days in arrears;

(m)
No Related Party Debt to Commoncache. No director or officer or affiliate of Commoncache is now indebted to or under any financial obligation to Commoncache or any subsidiary on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(n)	No Dividends. No dividends or other distributions on any shares in the capital of Commoncache have been made, declared or authorized since the date of Commoncache Financial Statements;

(o)
No Payments. No payments of any kind have been made or authorized since the date of the Commoncache Financial Statements to or on behalf of officers, directors, shareholders or employees of Commoncache or its subsidiaries or under any management agreements with Commoncache or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(p)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Commoncache;

(q)	No Adverse Events. Since the date of the Commoncache Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of Commoncache, its liabilities or the Commoncache Assets or any damage, loss or other change in circumstances materially affecting Commoncache, the Commoncache Business or the Commoncache Assets or Commoncache’ right to carry on the Commoncache Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Commoncache, the Commoncache Business or the Commoncache Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Commoncache to any of Commoncache’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Commoncache Business has been and continues to be carried on in the ordinary course,

(v)	Commoncache has not waived or surrendered any right of material value,

(vi)	Commoncache has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Commoncache - Income Tax Matters

(r)
Tax Returns. All tax returns and reports of Commoncache required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Commoncache and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(s)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Commoncache or its subsidiaries.  Commoncache is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Commoncache - Applicable Laws and Legal Matters

(t)
Licenses. Commoncache and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Commoncache Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Commoncache Business;

(u)
Applicable Laws. Neither Commoncache nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Commoncache Business, and neither Commoncache nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Commoncache Business;

(v)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Commoncache, the Commoncache Business, or any of the Commoncache Assets nor does Commoncache have any knowledge of any deliberate act or omission of Commoncache or its subsidiaries that would form any material basis for any such action or proceeding;

(w)
No Bankruptcy. Commoncache has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Commoncache and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Commoncache;

(x)
Labor Matters. Commoncache is not a party to any collective agreement relating to the Commoncache Business with any labor union or other association of employees and no part of the Commoncache Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Commoncache, has made any attempt in that regard;

(y)
Finder's Fees. Commoncache is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(z)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Commoncache;

(aa)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)	violate the charter documents of Commoncache or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Commoncache is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Commoncache Material Contracts, or any right or rights enjoyed by Commoncache,

(iii)	result in any alteration of Commoncache’ obligations under any agreement to which Commoncache is a party including, without limitation, the Commoncache Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Commoncache Assets,

(v)	result in the imposition of any tax liability to Commoncache relating to the Commoncache Assets, or

(vi)	violate any court order or decree to which either Commoncache is subject;

The Commoncache Assets - Ownership and Condition

(bb)
Business Assets. The Commoncache Assets comprise all of the property and assets of the Commoncache Business, and no other person, firm or corporation owns any assets used by Commoncache in operating the Commoncache Business, whether under a lease, rental agreement or other arrangement;

(cc)	Title. Commoncache is the legal and beneficial owner of the Commoncache Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(dd)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Commoncache Assets;

(ee)	Commoncache Insurance Policies. Commoncache does not maintain any public liability insurance or insurance against loss or damage to the Commoncache Assets and the Commoncache Business;

(ff)
No Default. There has not been any default in any material obligation of Commoncache or any other party to be performed under any of the Commoncache Material Contracts, each of which is in good standing and in full force and effect and unamended, and Commoncache is not aware of any default in the obligations of any other party to any of the Commoncache Material Contracts;

(gg)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Commoncache. Commoncache is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Commoncache Assets - Commoncache Equipment

(hh)	Commoncache Equipment. The Commoncache Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Commoncache Assets - Commoncache Goodwill and Other Assets

(ii)
Commoncache Goodwill. Commoncache does not carry on the Commoncache Business under any other business or trade names. Commoncache does not have any knowledge of any infringement by Commoncache of any patent, trademarks, copyright or trade secret;

The Commoncache Business

(jj)
Maintenance of Business. Since the date of the Commoncache Financial Statements, Commoncache has not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(kk)	Subsidiaries. Commoncache does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

Commoncache - Acquisition Shares

(ll)
Acquisition Shares. The Acquisition Shares when delivered to the FreeCom Interestholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Commoncache, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2
The representations and warranties of Commoncache contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by FreeCom or the FreeCom Interestholders, the representations and warranties of Commoncache shall survive the Closing.

Indemnity

3.3
Commoncache agrees to indemnify and save harmless FreeCom and the FreeCom Interestholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Commoncache to defend any such claim), resulting from the failure to disclose the existence of any material liability or the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Commoncache to FreeCom or the FreeCom Interestholders hereunder.

ARTICLE 4
COVENANTS OF COMMONCACHE

Covenants

4.1	Commoncache covenants and agrees with FreeCom and the FreeCom Interestholders that it will:

(a)
Conduct of Business. Until the Closing, conduct the Commoncache Business diligently and in the ordinary course consistent with the manner in which the Commoncache Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use its best efforts to preserve the Commoncache Business and the Commoncache Assets and, without limitation, preserve for FreeCom Commoncache’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give FreeCom, the FreeCom Interestholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Commoncache, and furnish to FreeCom, the FreeCom Interestholders and their representatives all such information as they may reasonably request; and

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Commoncache Assets notwithstanding the change in control of FreeCom arising from the Acquisition.

Authorization

4.2
Commoncache hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Commoncache and its subsidiaries to release any and all information in their possession respecting Commoncache and its subsidiaries to the FreeCom Interestholders. Commoncache shall promptly execute and deliver to the FreeCom Interestholders any and all consents to the release of information and specific authorizations which the FreeCom Interestholders reasonably requires to gain access to any and all such information.

Survival

4.3	The covenants set forth in this Article shall survive the Closing for the benefit of FreeCom and the FreeCom Interestholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE FREECOM INTERESTHOLDERS

Representations and Warranties

5.1
The FreeCom Interestholders hereby jointly and severally represent and warrant in all material respects to Commoncache, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

FreeCom - Company Status and Capacity

(a)
Formation. FreeCom is a limited liability corporation duly incorporated and validly subsisting under the laws of the State of Florida and in good standing with the office of the Secretary of State for the State of Florida;

(b)
Carrying on Business. FreeCom carries on the FreeCom Business primarily in the State of Florida and carries on material business activity in other jurisdiction. The nature of the FreeCom Business does not require FreeCom to register or otherwise be qualified to carry on business in any jurisdiction;

(c)	Legal Capacity. FreeCom has the legal power, capacity and authority to own FreeCom Assets, to carry on the Business of FreeCom and to enter into and complete this Agreement;

FreeCom - Capitalization

(d)
Ownership of FreeCom Membership Interests. The issued and outstanding membership interests of FreeCom (being the FreeCom Membership Interests), which membership interests on Closing shall be validly issued and outstanding as fully paid and non-assessable membership interests. The FreeCom Interestholders will be at Closing the registered and beneficial owners of the FreeCom Membership Interests. The FreeCom Membership Interests owned by the FreeCom Interestholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(e)
Options, Warrants or Other Rights. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of FreeCom Membership Interests held by the FreeCom Interestholders or for the purchase, subscription or issuance of any of the unissued membership interests in the capital of FreeCom;

(f)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of FreeCom Membership Interests contained in the charter documents of FreeCom or under any agreement;

FreeCom - Records and Financial Statements

(g)	Charter Documents. The charter documents of FreeCom have not been altered since its formation date, except as filed in the record books of FreeCom;

(h)
Minute Books. The minute books of FreeCom are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by FreeCom which required director or shareholder approval are reflected on the corporate minute books of FreeCom. FreeCom is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

(i)
FreeCom Financial Statements. The FreeCom Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of FreeCom as of the date thereof, and the sales and earnings of the FreeCom Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)
FreeCom Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of FreeCom which are not reflected in the FreeCom Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the FreeCom Financial Statements, and FreeCom has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of FreeCom as of June 30, 2007 are described in the FreeCom Financial Statements;

(k)
FreeCom Accounts Receivable. All the FreeCom Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the FreeCom Interestholders, any claim by the obligor for set-off or counterclaim.  Without limiting the generality of the foregoing, all accounts receivable of FreeCom as of June 30, 2007, are described in Schedule “B” hereto;

(l)
No Debt to Related Parties. FreeCom is not and on Closing will not be, indebted to the FreeCom Interestholders nor to any family member thereof, nor to any affiliate, director or officer of FreeCom or the FreeCom Interestholders except accounts payable on account of bona fide business transactions of FreeCom incurred in normal course of FreeCom Business, including employment agreements with the FreeCom Interestholders, none of which are more than 30 days in arrears;

(m)
No Related Party Debt to FreeCom. No FreeCom Shareholder nor any director, officer or affiliate of FreeCom is now indebted to or under any financial obligation to FreeCom on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(n)	No Dividends. No dividends or other distributions on any membership interests in the capital of FreeCom have been made, declared or authorized since the date of the FreeCom Financial Statements;

(o)
No Payments. No payments of any kind have been made or authorized since the date of the FreeCom Financial Statements to or on behalf of the FreeCom Interestholders or to or on behalf of officers, directors, shareholders or employees of FreeCom or under any management agreements with FreeCom, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(p)
No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting FreeCom, except as set forth in the FreeCom Financial Statements;

(q)	No Adverse Events. Since June 30, 2007:

(i)
there has not been any material adverse change in the consolidated financial position or condition of FreeCom, its liabilities or the FreeCom Assets or any damage, loss or other change in circumstances materially affecting FreeCom, the FreeCom Business or the FreeCom Assets or FreeCom’s right to carry on the FreeCom Business, other than changes in the ordinary course of business,

(ii)	there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting FreeCom, the FreeCom Business or the FreeCom Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by FreeCom to the FreeCom Interestholders or to any of FreeCom's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the FreeCom Business has been and continues to be carried on in the ordinary course,

(v)	FreeCom has not waived or surrendered any right of material value,

(vi)	FreeCom has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

FreeCom - Income Tax Matters

(r)
Tax Returns. All tax returns and reports of FreeCom required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by FreeCom or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(s)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by FreeCom. FreeCom is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

FreeCom - Applicable Laws and Legal Matters

(t)
Licenses. FreeCom holds all licenses and permits as may be requisite for carrying on the FreeCom Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the FreeCom Business;

(u)
Applicable Laws. FreeCom has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which applies to them the violation of which would have a material adverse effect on the FreeCom Business, and, to the knowledge of the FreeCom Interestholders, FreeCom is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the FreeCom Business;

(v)
Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to FreeCom, the FreeCom Business, or any of the FreeCom Assets, nor do the FreeCom Interestholders have any knowledge of any deliberate act or omission of FreeCom that would form any material basis for any such action or proceeding;

(w)
No Bankruptcy. FreeCom has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against FreeCom and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of FreeCom;

(x)
Labor Matters. FreeCom is not party to any collective agreement relating to the FreeCom Business with any labor union or other association of employees and no part of the FreeCom Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the FreeCom Interestholders, has made any attempt in that regard;

(y)
Finder's Fees. FreeCom is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(z)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of FreeCom;

(aa)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of FreeCom or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which FreeCom is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, FreeCom Material Contracts, or any right or rights enjoyed by FreeCom,

(iii)	result in any alteration of FreeCom's obligations under any agreement to which FreeCom is a party including, without limitation, the FreeCom Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the FreeCom Assets,

(v)	result in the imposition of any tax liability to FreeCom relating to FreeCom Assets or the FreeCom Membership Interests, or

(vi)	violate any court order or decree to which either FreeCom is subject;

FreeCom Assets - Ownership and Condition

(bb)
Business Assets. The FreeCom Assets, comprise all of the property and assets of the FreeCom Business, and neither the FreeCom Interestholders nor any other person, firm or corporation owns any assets used by FreeCom in operating the FreeCom Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “N” or “Q” hereto;

(cc)
Title. FreeCom is the legal and beneficial owner of the FreeCom Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “N” or “Q” hereto;

(dd)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the FreeCom Assets;

(ee)	FreeCom Insurance Policies. FreeCom maintains the public liability insurance and insurance against loss or damage to the FreeCom Assets and the FreeCom Business as described in Schedule “P” hereto;

(ff)	FreeCom Material Contracts. The FreeCom Material Contracts listed in Schedule “R” constitute all of the material contracts of FreeCom;

(gg)
No Default. There has not been any default in any material obligation of FreeCom or any other party to be performed under any of FreeCom Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “R”), and FreeCom is not aware of any default in the obligations of any other party to any of the FreeCom Material Contracts;

(hh)
No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of FreeCom.  FreeCom is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

FreeCom Assets - FreeCom Equipment

(ii)	FreeCom Equipment. The FreeCom Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

FreeCom Assets - FreeCom Goodwill and Other Assets

(jj)
FreeCom Goodwill. FreeCom carries on the FreeCom Business only under the name "FreeCom Technologies, Inc." and variations thereof and under no other business or trade names. The FreeCom Interestholders do not have any knowledge of any infringement by FreeCom of any patent, trademark, copyright or trade secret;

The Business of FreeCom

(kk)
Maintenance of Business. Since the date of the FreeCom Financial Statements, the FreeCom Business has been carried on in the ordinary course and FreeCom has not entered into any material agreement or commitment except in the ordinary course; and

(ll)
Subsidiaries. FreeCom does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and FreeCom does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2
The representations and warranties of FreeCom contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Commoncache, the representations and warranties of FreeCom shall survive the Closing.

ARTICLE 6
COVENANTS OF FREECOM AND
THE FREECOM INTERESTHOLDERS

Covenants

6.1	FreeCom and the FreeCom Interestholders covenant and agree with Commoncache that they will:

(a)
Conduct of Business. Until the Closing, conduct the FreeCom Business diligently and in the ordinary course consistent with the manner in which the FreeCom Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use their best efforts to preserve the FreeCom Business and the FreeCom Assets and, without limitation, preserve for Commoncache FreeCom’s relationships with their suppliers, customers and others having business relations with them;

(c)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the FreeCom Assets, including the FreeCom Material Contracts, notwithstanding the change in control of FreeCom arising from the Acquisition;

Authorization

6.2
FreeCom hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting FreeCom to release any and all information in their possession respecting FreeCom to Commoncache.  FreeCom shall promptly execute and deliver to Commoncache any and all consents to the release of information and specific authorizations which Commoncache reasonably require to gain access to any and all such information.

Survival

6.3	The covenants set forth in this Article shall survive the Closing for the benefit of Commoncache.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Commoncache

7.1	Commoncache’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Commoncache hereunder will have been so executed and delivered;

(b)
all of the terms, covenants and conditions of this Agreement to be complied with or performed by FreeCom or the FreeCom Interestholders at or prior to the Closing will have been complied with or performed;

(c)
title to the FreeCom Membership Interests held by the FreeCom Interestholders and to the FreeCom Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the FreeCom Membership Interests shall be duly transferred to Commoncache;

(d)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of FreeCom, its liabilities or the FreeCom Assets or any damage, loss or other change in circumstances materially and adversely affecting FreeCom, the FreeCom Business or the FreeCom Assets or FreeCom's right to carry on the FreeCom Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to FreeCom or the FreeCom Business (whether or not covered by insurance) materially and adversely affecting FreeCom, the FreeCom Business or the FreeCom Assets;

(e)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(f)	the transactions contemplated hereby shall have been approved by the Board of Directors and shareholders of FreeCom;

(g)
on or prior to the Closing Date, FreeCom and/or the FreeCom Interestholders shall have acquired all of the membership interests held by FreeCom Interestholders that are not participating in this Agreement so that Commoncache shall acquire 100% of the presently issued and outstanding FreeCom Membership Interests; and

(h)	on or prior to the Closing Date, FreeCom shall have delivered the FreeCom Financial Statements.

Waiver by Commoncache

7.2
The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Commoncache and any such condition may be waived in whole or in part by Commoncache at or prior to the Closing by delivering to FreeCom a written waiver to that effect signed by Commoncache. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Commoncache shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of FreeCom and the FreeCom Interestholders

7.3
The obligations of FreeCom and the FreeCom Interestholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to FreeCom hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Commoncache at or prior to the Closing will have been complied with or performed;

(c)
Commoncache will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to FreeCom at the Closing and the Acquisition Shares will be registered on the books of Commoncache in the name of the holder of FreeCom Membership Interests at the time of Closing;

(d)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(e)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Commoncache, its subsidiaries, their liabilities or the Commoncache Assets or any damage, loss or other change in circumstances materially and adversely affecting Commoncache, the Commoncache Business or the Commoncache Assets or Commoncache’ right to carry on the Commoncache Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Commoncache or the Commoncache Business (whether or not covered by insurance) materially and adversely affecting Commoncache, its subsidiaries, the Commoncache Business or the Commoncache Assets;

(f)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

(g)	the transactions contemplated hereby shall have been approved by the Board of Directors of Commoncache;

(i)	each of the directors and officers of Commoncache shall have resigned as directors and/or officers of Commoncache;

(j)
Florian Seroussi shall have been appointed as the Chairman of the Board of the Board of Directors of Commoncache and Bernard Touret, Frederic Fournel and Jennifer Callicott shall be appointed as members of the Board of Directors.

Waiver by FreeCom and the FreeCom Interestholders

7.4
The conditions precedent set out in the preceding section are inserted for the exclusive benefit of FreeCom and the FreeCom Interestholders and any such condition may be waived in whole or in part by FreeCom or the FreeCom Interestholders at or prior to the Closing by delivering to Commoncache a written waiver to that effect signed by FreeCom and the FreeCom Interestholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, FreeCom and the FreeCom Interestholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5
The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $10.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6
Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before September 30, 2007 (the “Termination Date”), this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7
Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from FreeCom and Commoncache and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Commoncache will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Acquisition contemplated hereby together with such other documents as are required to maintain the currency of Commoncache’s filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of FreeCom

8.1
If any material loss or damage to the FreeCom Business occurs prior to Closing and such loss or damage, in Commoncache's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Commoncache shall, within two (2) days following any such loss or damage, by notice in writing to FreeCom, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Commoncache' obligations to carry out the transactions contemplated hereby, be vested in FreeCom or otherwise adequately secured to the satisfaction of Commoncache on or before the Closing Date.

Material Change in the Commoncache Business

8.2
If any material loss or damage to the Commoncache Business occurs prior to Closing and such loss or damage, in FreeCom's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, FreeCom shall, within two (2) days following any such loss or damage, by notice in writing to Commoncache, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to FreeCom's obligations to carry out the transactions contemplated hereby, be vested in Commoncache or otherwise adequately secured to the satisfaction of FreeCom on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1	The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing on Closing Date in accordance with the closing procedure set out in this Article.

Documents to be Delivered by FreeCom

9.2	On or before the Closing, FreeCom and the FreeCom Interestholders will deliver or cause to be delivered to Commoncache:

(a)
copies of the charter documents of FreeCom, including amendments thereof, and all corporate records documents and instruments of FreeCom, the corporate seal of FreeCom and all books and accounts of FreeCom;

(b)	certified copies of such resolutions and minutes of the shareholders and directors of FreeCom as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	an acknowledgement from FreeCom and the FreeCom Interestholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(d)
the certificates or other evidence of ownership of the FreeCom Membership Interests, together with such other documents or instruments required to effect transfer of ownership of the FreeCom Membership Interests to Commoncache; and

(e)	such other documents as Commoncache may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Commoncache

9.3	On or before the Closing, Commoncache shall deliver or cause to be delivered to FreeCom and the FreeCom Interestholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of FreeCom Common Stock;

(b)	certified copies of such resolutions of the directors of Commoncache as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)
a certified copy of a resolution of the directors of Commoncache dated as of the Closing Date appointing the nominees of FreeCom as officers of Commoncache and appointing the nominees of the FreeCom Interestholders to the board of directors of Commoncache;

(d)	resignations of all of the officers of Commoncache as of the Closing Date;

(e)	resignations of all of the directors of Commoncache as of the Closing Date, dated subsequent to the resolution described in (d), above;

(f)	certificates representing an aggregate of 21,500,000 shares of common stock of Commoncache from its shareholders, together with duly executed stock powers, for cancellation;

(g)	an acknowledgement from Commoncache of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(h)	certificate or incorporation and good standing certificate of Commoncache; and

(i)	such other documents as FreeCom may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, Commoncache, FreeCom and the FreeCom Interestholders, as the case may be, agree to use all their best efforts to:

(a)
change the name of Commoncache to “GLOBAL ROAMING DISTRIBUTION, INC.” and change the name of FreeCom to “GLOBAL ROAMING DISTRIBUTION CORPORATION” or such other name as determined by the Board of Directors of Commoncache.

(b)
Complete a 4-to-1 forward-split of the issued and outstanding common stock of Commoncache (by way of a mandatory exchange of certificates), resulting 164,730,800 shares of of common stock of Commoncache issued and outstanding (based upon a total of 41,182,700 shares of common stock of Commoncache issued and outstanding immediately following the Closing, after giving effect to the issuance of the Acquisition Shares and the cancellation of 21,500,000 shares of common stock of Commoncache by the Commoncache shareholders).

(c)	Increase the number of shares of common stock which Commoncache is authorized to issue to 300,000,000 shares;

(d)	issue a news release reporting the Closing;

(e)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement with audited financial statements of Company as well as any required pro forma financial information or other information of Company as required by the rules and regulations of the Securities and Exchange Commission;

(f)
file with the Securities and Exchange Commission a report on Form 14f disclosing the change in control of Company and, 10 days after such filing, date the resolutions appointing to the board of directors of the Company Michael Thaler, Jennifer Callicott, Frederic Fournel and Bernard Touret, and forthwith date and accept the resignations of Jeff Reidy and Roger E. Pawson as Directors of the Company;

(g)
take the necessary steps to transfer and relinquish to Jeffrey Reidy and Charles Lawrence, all claims, rights, title and interests the Company may have in to the business model labeled as “Caching” and “Effect”, including taking appropriate actions to provide that Jeffrey Reidy and Charles Lawrence shall have the right to pursue the development of such concepts and business plans with other parties without any claim by the Company in the future.

ARTICLE 10(A)
FURTHER AGREEMENTS

10A.1
The parties hereby agree that, for a period of three (3) years following the Closing, the shareholders of Commoncache that own the 4,182,700 issued and outstanding shares of common stock of Commoncache at the Closing (the “Initial Commoncache Shareholders”) and the Vantage Group Ltd. shall be granted anti-dilution protection with respect to such shares so that the interests represented by the shares held by the Initial Commoncache Shareholders and the Vantage Group Ltd. shall be protected against dilution absent the agreement by the holders of a majority of the Initial Commoncache Shareholders or the Vantage Group, respectively, as the case may be; provided, however, that this antidilution protection shall not be triggered by or applicable to (i) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a party which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (ii) to any transactions completed at a price above $4.00 per share on a pre-split basis (or $1.00 per share on a post-split basis),including any transaction that may be completed for the purpose of obtaining capital for marketing and/or working capital.purposes; and provided, further, that such anti-dilution protection may be waived (as to all parties provided for in this Section 10A.1) by the sole written consent of the Vantage Group Ltd.

10A.2	The parties hereby agree that, for a period of three (3) years following the Closing, Commoncache shall not effect a reverse split of its common stock.

10A.3	The Vantage Group Ltd. shall be granted a right of first refusal for all future financing by Commoncache.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1
The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

11.2
Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3	The address for service of notice of each of the parties hereto is as follows:

(a)	Commoncache:

2300 Palm Beach Lakes Blvd.
Suite 218
West Palm Beach, Florida 33409

(b)	FreeCom or the FreeCom Interestholders:

c/o Global Roaming Distribution
1021 Ives Dairy Road
Suite 216
Miami, Florida 33179

Change of Address

11.4
Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5
Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6	Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7
The provisions contained herein constitute the entire agreement among FreeCom, the FreeCom Interestholders and Commoncache respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among FreeCom, the FreeCom Interestholders and Commoncache with respect to the subject matter hereof.

Enurement

11.8	This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9	This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10
This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11
This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding.  All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding.  Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.  All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

COMMONCACHE INC.

By: /s/ Jeffrey Reidy
Jeffrey Reidy President

FREECOM, LLC

By: /s/ Frederic Fournel
Frederic Fournel President

INTERESTHOLDERS OF FREECOM, LLC

FREECOM INC.

By:  /s/ Frederic Fournel
Name: Frederic Fournel
Title: President
Number of Interests: 24.23%

By: /s/ Bernard Touret
Name: Bernard Touret
Number of Interests: 24.23%

GLOBAL ROAMING INC.

By: /s/ Yakov Sarousi
Name: Yakov Sarousi
Title Chief Executive Officer Number of Interests: 33.43%

THE VANTAGE GROUP LTD.

By: /s/ Lyle Hauser
Name: Lyle Hauser
Title: Chairman, CEO
Number of Interests: 18.11%

Schedule A

Commoncache Financial Statements

Schedule B

FreeCom Financial Statements

SCHEDULE 2.2

Name	Percent membership Interest	No. of Shaes
FreeCom	24.23%	8,965,800
Bernard Touret	24.23%	8,965,800
Global Roaming, Inc	33.43%	12,368,400
The Vantage Group, Ltd.	18.11%	6,700,000

.